Exhibit 99.1

MEDIA CONTACTS:

Charlyn Lusk

clusk@stantonprm.com

646-502-3549

FOR IMMEDIATE RELEASE

David Price Joins EDGAR Online as Chief Financial Officer

NEW YORK – July 6, 2010 – EDGAR® Online, Inc. (NASDAQ: EDGR), a leading global provider of XBRL (eXtensible Business Reporting Language) software, services and data, today announced that David Price has joined the Company as Executive Vice President and Chief Financial Officer. He replaces Ronald Fetzer, who has acted as interim CFO since April 12, 2010. Mr. Price will be based in the Company’s New York City office.

Mr. Price, 47, brings more than 20 years of financial management experience to EDGAR Online. Prior to joining the Company, he was Chief Financial Officer of Cornerstone Therapeutics, Inc., a publicly traded specialty pharmaceutical company. During his tenure, Cornerstone quadrupled its annual revenue to over $100 million, and he was honored by Triangle Business Journal as 2009 CFO of the Year for Small Public Companies.

Prior to Mr. Price’s employment with Cornerstone, he held the position of Managing Director, Healthcare Sector, at two investment banking firms: Jefferies and Company, Inc. and Bear Stearns & Co., Inc., where he was involved in a wide variety of financial transactions, including IPOs, debt offerings and acquisitions. Preceding that, Mr. Price was Director of Mergers and Integration Practice at PricewaterhouseCoopers where he played an advisory role in the merger of SmithKline Beecham and Glaxo Wellcome, the Bass Hotels and Resorts acquisition of InterContinental Hotels and the BT merger with AT&T to form Concert. He also served in the audit practices of Price Waterhouse and Arthur Andersen. Mr. Price attained an Honours degree in Accounting and Financial Management at Lancaster University.

“We are delighted to have David join us as our Chief Financial Officer at an exciting and demanding time in the growth of EDGAR Online. As an executive officer of the Company he will take on a pivotal role, focusing on our financial performance as we expand and extend our XBRL offerings globally,” said EDGAR Online President and CEO Philip Moyer. “David brings significant merger and acquisition experience to EDGAR Online which will help facilitate our proposed merger with UBmatrix, and his financial, compliance, and strategic experience will help us scale our business to take advantage of the growth opportunities we see. I have every confidence that his skills will accelerate our progress and add enormous value to our senior management team.”

The Company and Mr. Price entered into an employment agreement on June 25, 2010, to be effective as of his joining the Company on July 6, 2010. Mr. Price’s compensation and other employment terms, including a non-solicitation and non-compete covenant, are set forth in the employment agreement. Also set forth in the employment agreement are the terms of a grant of 675,000 restricted shares of the Company’s common stock on July 6, 2010, as an inducement to Mr. Price to join the Company. The restricted shares will vest in equal installments on the first three anniversaries of such date.

About EDGAR® Online, Inc.

EDGAR Online, Inc. (www.edgar-online.com) (NASDAQ: EDGR) is a leader in the distribution of company data and public filings for equities, mutual funds and a variety of other publicly traded assets. The Company delivers its information products via online subscriptions and data licenses directly to end-users, embedded in other web sites and through a variety of redistributors. EDGAR Online has also developed proprietary automated systems that allow for the rapid conversion of data and is a pioneer and leader in XBRL. The Company uses its automated processing platform and its expertise in XBRL to produce both datasets and tools and to assist organizations with the creation, management and distribution of XBRL financial reports.

Use of Forward-Looking Statements

This press release may contain “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this press release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in EDGAR Online’s filings with the SEC. EDGAR Online disclaims any obligation to update or revise any forward-looking statements.

EDGAR® is a federally registered trademark of the U.S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.